Certification

RE:
Greenwich Capital Commercial Funding Corp., as depositor, Commercial Mortgage Trust 2004-
GG1 (the "Trust") Commercial Mortgage Pass-Through Certificates, Series 2004-GG1 (the
"Certificates")
I, Perry Gershon, certify that:
1.
I have reviewed the annual report on Form 10-K, and all reports on Form 8-K containing distribution or servicing reports filed in respect of periods included in the year covered by this annual report, of the Trust;
2.
Based on my knowledge, the information in these reports, taken as a whole, does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading as of the last day of the period covered by this annual report;
3.
Based on my knowledge, the distribution or servicing information required to be provided to the trustee by the servicer under the pooling and servicing, or similar, agreement, for inclusion in these reports is included in these reports;
4.
Based on my knowledge and upon the annual compliance statement included in the report and required to be delivered to the trustee in accordance with the terms of the pooling and servicing, or similar, agreement, and except as disclosed in the reports, the servicer has fulfilled its obligations under the servicing agreement; and
5.
The reports disclose all significant deficiencies relating to the servicer's compliance with the minimum servicing standards based upon the report provided by an independent public accountant, after conducting a review in compliance with the Uniform Single Attestation Program for Mortgage Bankers or similar procedure, as set forth in the pooling and servicing, or similar, agreement, that is included in these reports;
In giving the certifications above, I have reasonably relied on information provided to me by the following unaffiliated parties: Wachovia Bank, National Association, as master servicer and master servicer of the
237 Park Avenue Whole Loan, 1801 K Street Whole Loan and Wells Fargo Tower Whole Loan, GMAC
Commercial Mortgage Corporation as master servicer of the Water Tower Place Whole Loan, 5 Houston
Center Whole Loan and DDR Portfolio Whole Loan, Lennar Partners, Inc., as special servicer, and LaSalle
Bank National Association, as trustee.

Greenwich Capital Commercial Funding Corp.
as depositor for Commercial Mortgage Trust 2004-GG1

By: /s/ Perry Gershon
Perry Gershon
Managing Director
Date: March 30, 2005